CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-59639) of Tenney Engineering, Inc., of our report dated March 26, 1997, on the consolidated financial statements and schedules of Tenney Engineering, Inc., and Subsidiaries appearing in this Annual Report on Form 10-KSB for the year ended December 31, 1996.






                                   ZELLER WEISS & KAHN






Mountainside, New Jersey
March 26, 1997